UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2008

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)	Election of New Director

On March 27, 2008, the Board of Directors of MXenergy Holdings Inc. (the “Company”), upon the recommendation of the Corporate Governance Committee, elected Michael J. Hamilton, Chairman and Chief Executive Officer of MMC Energy, Inc., as a new director.  Mr. Hamilton is a certified public accountant and will serve as a member of the Audit Committee of the Board of Directors of the Company.  There was no arrangement or understanding between Mr. Hamilton and any other persons pursuant to which Mr. Hamilton was selected as a director and there are no related persons transactions between Mr. Hamilton and the Company.

Throughout his career Mr. Hamilton has held a variety of positions with publicly held corporations in both regulated and deregulated energy markets, specifically electricity.  In addition, he has been involved in a significant number of national utility restructuring situations since 1989.  Prior to his current experience, Mr. Hamilton was the partner in charge of utility audit and tax at PricewaterhouseCoopers until he retired in 2003.  He then was a senior managing director at FTI Consulting where he specialized in bankruptcy and restructuring work, primarily in the merchant power industry.  He currently is the Chairman and Chief Executive Officer of MMC Energy, Inc., a publicly traded merchant electricity generator that owns several generating units in California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: April 2, 2008	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary